                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                STERLING BANCORP
                (Name of Registrant as Specified in Its Charter)

                                STERLING BANCORP
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                        (Sterling Bancorp Letterhead)






                                                                  March 18, 1994

Dear Shareholder:

Sterling's Annual Meeting of Shareholders will be held on Thursday, April 21, 1994, at 10:00 a.m. in the Company's Board Room at 540 Madison Avenue (3rd Floor), New York, N.Y. You are invited to attend.

We are pleased to report that Sterling has had, again, a year of solid earnings gains. Our Sterling team is dedicated to strong and steady current performance and to long term continuing growth in shareholder value. The Annual Meeting will provide an opportunity to review with you Sterling's business and affairs and give you a chance to meet your directors.

It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Proxy material for the meeting accompanies this letter and I urge you to sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible.

Thank you very much for your continued interest and support.

                                         Sincerely,

                                         /s/ Louis Cappelli

                                     (LOGO)

                                STERLING BANCORP

                  540 MADISON AVENUE, NEW YORK, NY 10022-3299

                            NOTICE OF ANNUAL MEETING

                                 APRIL 21, 1994

     The Annual Meeting of Shareholders of Sterling Bancorp will be held on Thursday, April 21, 1994 at 10:00 o'clock A.M. New York City time at the offices of the Company, 540 Madison Avenue, New York, New York 10022-3299 (at 55th Street) to consider and act upon the following matters:

          1. Election of 12 directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

          2. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on March 4, 1994 has been fixed as the record date for the meeting. Only shareholders of record at that time are entitled to notice of and vote at the Annual Meeting.

                                   IMPORTANT

     WE URGE THAT YOU SIGN, DATE AND SEND IN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES PERSONALLY AT THE MEETING, SINCE YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                       By Order of the Board of Directors

                                                  JERROLD GILBERT
                                                          Secretary
March 18, 1994

                                STERLING BANCORP
                               540 Madison Avenue
                           New York, N.Y. 10022-3299
                               ------------------

                                PROXY STATEMENT

                               ------------------

                                 MARCH 18, 1994

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sterling Bancorp ("Company") with respect to the Annual Meeting of Shareholders of the Company to be held on April 21, 1994. Any proxy given by a shareholder may be revoked at any time before it is voted by giving appropriate notice to the Secretary of the Company. Proxies in the accompanying form which are properly executed by shareholders and duly returned to the Company and not revoked will be voted for all nominees listed under "Election of Directors", unless the shareholder directs otherwise. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 18, 1994.

     The outstanding shares of the Company at the close of business on March 4, 1994 entitled to vote at the Annual Meeting consisted of 6,346,212 Common Shares, $1 par value ("Common Shares"), and 251,288 Preferred Shares, $5 par value ("Preferred Shares") of which 1,288 are Series B and 250,000 are Series D. All outstanding Common Shares and Preferred Shares vote together and not as separate classes.

     The Common Shares and the Preferred Shares are entitled to one vote for each share on all matters to be considered at the meeting and the holders of a majority of such shares, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. Only shareholders of record at the close of business on March 4, 1994 are entitled to vote at the Annual Meeting.

                             ELECTION OF DIRECTORS

     Twelve directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting of Shareholders to be held on April 21, 1994, to serve until the next Annual Meeting and until their respective successors have been elected. It is intended that, unless authority to vote for any nominee or all nominees is withheld, the accompanying proxy will be voted in favor of the election as directors of the nominees named below. With the exception of Messrs. Hershfield, Humphreys and Sarnoff, all nominees are members of the present Board of Directors, having been elected at the 1993 Annual Meeting of Shareholders. There is no family relationship between any of the nominees or executive officers. In the event that any of the nominees shall not be a candidate, the persons designated as proxies are authorized to substitute one or more nominees, although there is no reason to anticipate that this will occur.

     The information set forth in the following table has been furnished by the nominees:

                                                                                    YEAR
         NAME, PRINCIPAL OCCUPATION FOR LAST FIVE YEARS,                         ELECTED A
    BUSINESS EXPERIENCE, DIRECTORSHIPS AND DIRECTORSHIP OF THE                    DIRECTOR
COMPANY AND OF STERLING NATIONAL BANK & TRUST COMPANY OF NEW YORK                  OF THE
   ("BANK"), A SUBSIDIARY OF THE COMPANY, AND OTHER INFORMATION       AGE         COMPANY
- ------------------------------------------------------------------    ----
Joseph M. Adamko*                                                     61          1992
  Former Managing Dir., Manufacturers Hanover Trust Co.; Vice
  Chairman of the Company and of the Bank; Director of the Bank
Charles A. Agemian                                                    84          1986
  Former Chief Financial Officer and Chief Operating Officer, The
  Chase Manhattan Bank, N.A.; Director of the Bank
Lillian Berkman*                                                      71          1989
  President and Chief Executive Officer, General Alarm
  Corporation; Director of the Bank
Louis J. Cappelli *                                                   63          1971
  Chairman of the Board and Chief Executive Officer of the
  Company; Chairman of the Board and Director of the Bank
Walter Feldesman*                                                     76          1975
  Counsel, Baer Marks & Upham; Director of the Bank
Allan F. Hershfield**                                                 62           --
  President, Fashion Institute of Technology; Director of the Bank
Henry J. Humphreys**                                                  65           --
  Executive Director, American Association of the Sovereign
  Military Order of Malta; Director of the Bank
John C. Millman*                                                      51          1988
  President of the Company; President, Chief Executive Officer and
  Director of the Bank

                                                                                   YEAR
         NAME, PRINCIPAL OCCUPATION FOR LAST FIVE YEARS,                        ELECTED A
    BUSINESS EXPERIENCE, DIRECTORSHIPS AND DIRECTORSHIP OF THE                   DIRECTOR
COMPANY AND OF STERLING NATIONAL BANK & TRUST COMPANY OF NEW YORK                 OF THE
   ("BANK"), A SUBSIDIARY OF THE COMPANY, AND OTHER INFORMATION       AGE        COMPANY
- ------------------------------------------------------------------    ----
Maxwell M. Rabb                                                       83         1989
  Counsel, Kramer, Levin, Naftalis, Kamin & Frankel; former United
  States Ambassador to Italy; Director of the Bank
Eugene T. Rossides                                                    66         1989
  Senior Counsel, Rogers & Wells; former Assistant Secretary,
  United States Treasury Department; Director of the Bank
Albert Sarnoff**                                                      68
  Former Senior Vice President and Treasurer; now Consultant, Time
  Warner Inc.; Director of the Bank
William C. Warren*                                                    85         1988
  Dean Emeritus, Columbia University School of Law; Of Counsel,
  Roberts & Holland;
  Director of the Bank

- ---------------

 * Member of Executive Committee.

** Nominee for director. Before holding their present positions: Mr. Hershfield was from 1989 until 1992, Dean, Metropolitan College, Boston University and from 1985 to 1989 he was Executive Vice President, The University of Maryland University College; Mr. Humphreys was Vice President, Bankers Trust Company until 1991; and until his retirement in 1993 Mr. Sarnoff held the position of Senior Vice President and Treasurer with Time Warner, Inc. or its predecessor Warner Communications, Inc. for more than five years.

     The following nominees hold directorships in public companies: Mr. Warren, CSS Industries, Inc. and Barnwell Industries, Inc.; Mr. Adamko, Tommy Hilfiger Corporation; and Mr. Rabb, Defense Software & Systems, Inc. and MicroHealth Systems, Inc.

     Reference is made to "Security Ownership of Directors and Executive Officers and Certain Beneficial Owners" on page 10 for information as to the nominees' holdings of the Company's equity securities.

EXECUTIVE COMPENSATION AND RELATED MATTERS

     The following table sets forth information concerning the compensation for the Company's last three completed fiscal years with respect to its chief executive officer and the four other most highly compensated executive officers who served as such at December 31, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                         COMPENSATION
                                                     ANNUAL          ---------------------
                                                  COMPENSATION       RESTRICTED               ALL OTHER
                                              --------------------      STOCK      OPTIONS/    COMPEN-
     NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)   AWARD(S)($)   SARS(#)   SATION($)(1)
- -------------------------------------  ----   ---------   --------   -----------   -------   ------------
Louis J. Cappelli
  Chairman of the Board and            1993    239,279     55,000                  35,000       15,169
  Chief Executive Officer,             1992    193,894                                           7,897
  Sterling Bancorp                     1991    177,500                                           7,645
  Chairman of the Board,
  Sterling National Bank
John C. Millman
  President,                           1993    180,288     43,000                  25,000          288
  Sterling Bancorp                     1992    140,384                                             288
  President and Chief Executive        1991    125,000                                             174
  Officer,
  Sterling National Bank
Jerrold Gilbert
  Executive Vice President,            1993    112,500      4,000            (2)    5,000          450
  General Counsel and Secretary,       1992    102,019                  3,600                      450
  Sterling Bancorp                     1991     95,000                                             450
  Executive Vice President,
  General Counsel and Secretary,
  Sterling National Bank
Leonard Rudolph
  Senior Vice President,               1993    112,500(3)  14,350                   5,000          174
  Sterling National Bank               1992    104,519                                             174
  Vice President,                      1991     86,538                                              77
  Sterling Bancorp
John A. Aloisio
  Senior Vice President,               1993    117,500(3)   7,000                   5,000          288
  Sterling National Bank               1992    114,663                                             288
  Vice President,                      1991     86,538                                             131
  Sterling Bancorp

- ---------------

     (1) Represents term life insurance premiums paid by the Company on behalf of executives.

     (2) Represents 600 Common Shares with a value of $5,250 at December 31, 1992, which are vested and upon which dividends are paid.

     (3) Messrs. Rudolph and Aloisio joined the bank during 1991. Amounts set forth in the table above represent their compensation for the portion of the year 1991 they were employed.

     Mr. Cappelli, who had theretofore been Senior Executive Vice President, became the Company's President and Chief Operating Officer in February, 1992, and became its Chairman and Chief Executive Officer in June, 1992. Mr. Millman was elected President of the Company in April, 1993, having previously been Executive Vice President.

     Based upon the recommendation of its Compensation Committee (see its report which is Schedule A to this Proxy Statement), the Board authorized and the Company entered into agreements with Messrs. Cappelli and Millman, on February 18, 1993. These agreements currently provide for terms extending until December 31, 1996 and February 18, 1996 for Messrs. Cappelli and Millman, respectively, and contain change of control provisions entitling the executive to monthly severance payments equal to one-twelfth of base salary for a period of 36 months if the executive is terminated other than for cause or has good reason to terminate his employment, all as defined in the agreements. The executive also has twelve months after a change of control to terminate his employment for any reason and receive the severance benefits.

     Retirement Plans. In November 1984, (1) the Sterling Bancorp/Sterling National Bank and Trust Company of New York Employees' Retirement Plan ("New Plan"), a defined benefit plan which covers all of their respective eligible employees, was adopted and (2) the separate defined benefit plans ("Old Plans") previously maintained by Sterling National Bank and Standard Financial Corporation (since merged into the Company) were terminated, vesting the benefits of the participants in the Old Plans for all years of credited service. The New Plan gives credit for credited service under the Old Plans but provides, in substance, for a participant's vested benefits under the Old Plans to be offset against the benefits to be provided the participant under the New Plan. Accordingly, the retirement benefits to be provided a continuing employee can be determined simply by reference to the provisions of the New Plan.

     An employee becomes eligible for participation in the New Plan upon the attainment of age 21 and the completion of one year of service. All contributions required of the New Plan are made by the employers and no employee contributions are required or permitted.

     The amounts accrued for financial reporting purposes for the account of individual participants in the New Plan are not and cannot readily be individually calculated by the actuary for the New Plan.

     The following table sets forth the estimated annual retirement benefits, on a life annuity and guaranteed 10 year certain basis, payable to persons in specified remuneration and years of service classifications, not subject to any offset amount.

   HIGHEST
 CONSECUTIVE
  FIVE YEAR
   AVERAGE                                       ESTIMATED ANNUAL RETIREMENT BENEFIT* AT AGE 65 FOR
COMPENSATION                                          REPRESENTATIVE YEARS OF CREDITED SERVICE
   IN LAST          ------------------------------------------------------------------------------------------------------------
  10 YEARS            10          15          20          25           30           35           40           45           50
- -------------       -------     -------     -------     -------     --------     --------     --------     --------
  $100,000........  $14,760     $22,140     $29,520     $36,900     $ 44,280     $ 51,660     $ 59,040     $ 66,420     $ 73,800
   125,000........   18,510      27,765      37,020      45,275       55,530       64,785       74,040       83,295       92,550
   150,000........   22,260      33,390      44,520      55,650       66,780       77,910       89,040      100,170      111,300
   175,000........   26,010      39,015      52,020      65,025       78,030       91,035      104,040      117,045      130,050
   200,000........   29,760      44,640      59,520      74,400       89,280      104,160      119,040      133,920      148,800
   225,000........   35,570      50,265      67,020      83,775      100,530      117,285      134,040      150,795      167,550
   250,000........   37,260      55,890      74,520      93,150      111,780      130,410      149,040      167,670      186,300

- ---------------

     * Figures in the table do not give effect to provisions of the Tax Equity and Fiscal Responsibility Act of 1982 which impose limitations on maximum retirement benefits payable after December 31, 1982 or of provisions of the Revenue Reconciliation Act of 1993, which impose further limitations as to benefits payable after December 31, 1993. In February 1984, a Supplemental Pension Benefit Plan ("Supplemental Plan") was adopted which provides for supplemental payments to retirees of the Company in amounts equal to the difference between the retirement benefits such retirees actually receive and the amount which would have been received if Internal Revenue Code limitations were not in effect.

     Annual benefits are calculated on the highest consecutive five-year average compensation during the ten years preceding retirement as provided in the New Plan.

     The pensions computed under the New Plan are equal to the sum of:

          (1) 1% of the average compensation up to $4,800, multiplied by the number of years of credited service, plus

          (2) 1 1/2% of the average compensation in excess of $4,800, multiplied by the number of years of credited service.

     Average compensation includes salary compensation but not other types of compensation.

     The current number of years of service credited to Messrs. Cappelli, Millman, Gilbert, Aloisio and Rudolph are 44, 17, 18, 3 and 3, respectively.

OTHER PLANS

     The following table sets forth information as to incentive stock options granted during the Company's last fiscal year to each of the executive officers named in the summary compensation table; there were no other grants to or any exercises by them during the year.

                                                                                             POTENTIAL
                                                                                            REALIZATION
                                                                                             VALUE AT
                                                                                           ANNUAL RATES
                                                                                             OF STOCK
                                           PERCENT OF                                      & APPLICATION
                                         TOTAL OPTIONS/                                 FOR 10 YEAR OPTION
                                          SARS GRANTED     EXERCISE OR                         TERM
                          OPTIONS/SARS    TO EMPLOYEES      BASE PRICE     EXPIRATION   -------------------
          NAME             GRANTED(#)    IN FISCAL YEAR       ($/SH)          DATE       5%($)      10%($)
- ------------------------  ------------   --------------   --------------   ----------   --------   --------
Louis J. Cappelli.......     35,000            35%            $ 7.25        8/16/2003   $413,613   $658,175
John C. Millman.........     25,000            25               7.25        8/16/2003    295,438    470,125
Jerrold Gilbert.........      5,000             5               8.00       12/16/2003     65,200    103,750
Leonard Rudolph.........      5,000             5               8.00       12/16/2003     65,200    103,750
John A. Aloisio.........      5,000             5               8.00       12/16/2003     65,200    103,750

     Following a study commenced in 1992, the Board determined that in lieu of further contributions to the profit sharing plans which the Company and Sterling National Bank have had for many years, the Company should utilize an Employee Stock Ownership Plan; under that Plan, all employees of the Company and its subsidiaries who have attained age 21 and completed one year of service of at least 1,000 hours are eligible participants.

PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
 AMONG STERLING NATIONAL BANK & TRUST CO., THE S&P 500 INDEX AND A PEER GROUP**

                                 STERLING NA-
      MEASUREMENT PERIOD         TIONAL BANK &
    (FISCAL YEAR COVERED)            TRUST        PEER GROUP        S&P 500
1988                                       100             100             100
1989                                        74              85             132
1990                                        72              46             128
1991                                        61              63             166
1992                                        94              96             179
1993                                        85             131             197

- ---------------
 * $100 invested on 12/31/88 in Stock or Index.
   Includes investment of dividends.
   Fiscal year ending December 31.

** The peer banking companies were selected utilizing the same criteria as in the Company's 1993 proxy statement -- that is banking companies which were, like the Company, publicly traded, located in the New York - New Jersey - Connecticut, tri-state area with assets in the same size range at the outset. They comprise: B.M.J. Financial Corp., DS Bancor, Inc., Evergreen Bancorp, Inc., Merchants New York Bancorp, Newmil Bancorp, North Fork Bancorporation, Inc., Trustco Bank Corp., United National Bancorp., Webster Financial Corp.

TRANSACTIONS WITH THE COMPANY AND OTHER MATTERS

     From time to time, officers and directors of the Company and their family members or associates have purchased or may purchase short-term notes of the Company and certificates of deposit from Sterling National Bank on the same terms available to other persons. Sterling National Bank also makes loans from time to time to related interests of directors. Such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. A law firm to which Mr. Feldesman, a director and nominee for reelection as a director, was Of Counsel during 1993, received fees from Sterling National Bank for professional services rendered.

MEETINGS AND ATTENDANCE OF DIRECTORS; COMMITTEES; FEES

     During the year ended December 31, 1993, the Board of Directors of the Company held six regularly scheduled meetings. In addition, various committees of the Board met at regular meetings.

     The Company has a standing Audit Committee, whose members are Messrs. Feldesman (chairman), Adamko and Agemian and Mr. Paul W. Williams (a director who is not standing for reelection). The Committee has held one meeting since the beginning of the Company's last fiscal year. The primary functions of the Audit Committee are to review the scope of the audit by the Company's independent accountants, to consider issues which may arise in the course of the audit, monitor the adequacy of the Company's internal accounting controls, discuss the services, fees and charges of the independent accountants, report to the Board in respect of these matters, and recommend the firm to be retained as independent accountants for the Company.

     At its December, 1992 meeting, the Board appointed a Compensation Committee ("Committee") consisting of four non-management directors: Mrs. Berkman, Mr. Feldesman, Mr. Rabb and Mr. Warren. The Committee was requested to make recommendations to the Board, first, as to the corporate policies to be adopted regarding the extent to which executive officer compensation should be performance related and the performance measures which should be considered and, second, as to the compensation and other key terms of employment agreements with Mr. Cappelli, the Company's chief executive officer, and Mr. Millman, who as the Bank's President is the Bank's chief executive officer. The Committee (whose report is Schedule A to this proxy statement) maintains ongoing responsibility for these matters.

     The Committee held five meetings during the Company's last fiscal year.

     The Company does not have a standing nominating committee.

     Mr. Adamko, Vice Chairman of the Company and the Bank, receives a monthly fee of $3,750. Directors (other than Mr. Adamko and directors who are salaried officers and thus ineligible) receive fees for attendance at Board and committee meetings. Each eligible director receives $700 for attending each Board meeting, $400 for attending each committee meeting and a $500 supplemental payment in December of each year. Expenses of directors incurred in traveling to Board and committee meetings are reimbursed by the Company. The Chairman of the Audit Committee receives an annual stipend of $3,000 for service in such capacity in lieu of Audit Committee meeting fees.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 8, 1994, holdings of the Company's Common Shares and Preferred Shares by each director, each nominee for director and each of the executive officers named in the Summary Compensation Table on page 4 and by all directors and executive officers as a group. The Common Shares are traded on The New York Stock Exchange and the closing price on March 8, 1994 was $7 1/4 per share.

                                                   % OF OUTSTANDING                         % OF OUTSTANDING
             NAME               COMMON SHARES(2)    COMMON SHARES     PREFERRED SHARES(2)   PREFERRED SHARES
- ------------------------------  ----------------   ----------------   -------------------   ----------------
Joseph M. Adamko..............           500                  +
Charles A. Agemian............        10,000                .16
Lillian Berkman...............         2,000                  +
Louis J. Cappelli.............       121,859(1)            1.92               7,941                3.18
Walter Feldesman..............         3,000                  +
John C. Millman...............        39,925                .63               5,674                2.27
Maxwell M. Rabb...............           200                  +
Eugene T. Rossides............         2,200                  +
William C. Warren.............         7,000                .11
Paul W. Williams..............         2,710                  +
Allan F. Hershfield...........           200                  +
Henry J. Humphreys............           200                  +
Albert Sarnoff................           500                  +
Jerrold Gilbert...............        27,816                .44               3,977                1.59
Leonard Rudolph...............         6,501                  +               3,884                1.55
John A. Aloisio...............         6,616                  +               4,265                1.71
All directors and executive
  officers as a Group (15 in
  Group)......................       233,001               3.67              31,882               12.75

- ---------------

+ Less than .1 of 1%

     (1) Security holdings indicated above do not include an aggregate of 298 Common Shares owned by Mr. Cappelli's wife, beneficial ownership of which he disclaims.

     (2) Each nominee and officer has sole voting and investment power with respect to the securities indicated above to be owned by him, except that in the case of Messrs. Cappelli, Millman, Gilbert, Rudolph and Aloisio, and all directors and executive officers as a group, shares shown as owned include

41,931, 3,630, 15,601, 1, 1 and 62,438 Common Shares, respectively, held in profit sharing plans as to which they have power to direct the vote, and the Preferred Shares, set forth above, held by the Company's Employee Stock Ownership Trust upon which they are currently entitled to direct the vote and 35,000, 25,000, 5,000, 5,000 and 5,000 Common Shares, respectively, covered by outstanding incentive stock options.

     (3) In addition, Messrs. Agemian, Rossides, Warren and Rudolph own $10,000, $1,000, $6,000 and $7,000 principal amounts, respectively, of the Company's Floating Interest Rate Convertible Subordinated Debentures, Third Series, due 1996, which are convertible into Common Shares at a price of $12 per share, and Mrs. Berkman and Messrs. Agemian, Cappelli, Warren and Williams own $10,000, $100,000 (0.7%), $50,000 (0.3%), $15,000 (0.1%) and $5,000 principal amounts, respectively, of the Company's Floating Interest Rate Convertible Subordinated Debentures, 4th Series, due 1998 ("4th Series Debentures"), which are convertible into Common Shares at a price of $12.50 per share. The Company's Floating Interest Rate Convertible Subordinated Debentures, due 1992 and its Floating Interest Rate Convertible Subordinated Debentures, Second Series, due 1994 were all prepaid and are no longer outstanding. Unless otherwise indicated, all holdings are less than .1 of 1% of the class.

     The following table sets forth, as of March 4, 1994, the number of Common Shares owned beneficially by the Estate of Theodore H. Silbert and, based upon the information provided by it to the Company as of December 31, 1993, by Dimensional Fund Advisors, Inc.

                                                               NUMBER AND
                                                                NATURE OF         APPROXIMATE
                                                              COMMON SHARES       PERCENTAGE
                                                              BENEFICIALLY            OF
                      NAME AND ADDRESS                            OWNED              CLASS
- ------------------------------------------------------------  -------------       -----------
Estate of Theodore H. Silbert...............................  404,398(1)             6.37%
c/o Trust Department
Sterling National Bank & Trust Company of New York
355 Lexington Avenue
New York, New York 10017 - 6664
Dimensional Fund Advisors Inc. ("Dimensional")..............  470,400(2)             7.41%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

- ---------------

     (1) Lawrence Newman (whose business address is Kaye, Scholer, Fierman, Hays & Handler, 425 Park Ave., New York, NY 10022) is, together with the Bank, co-executor of the Estate of Theodore H. Silbert.

     (2) Dimensional has advised the Company that it is a registered investment advisor and is deemed to have beneficial ownership of 470,400 Common Shares as of December 31, 1993, all of which Shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, the DFA Investment Trust Company, a registered open-end investment company, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional has advised the Company that all such Shares are owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such Shares.

     Sterling Bancorp and Subsidiaries Employee Stock Ownership Trust (whose address is 355 Lexington Ave., New York, NY 10017, Attn: Trust Dept.), established pursuant to the Sterling Bancorp and Subsidiaries Employee Stock Ownership Plan ("ESOP"), owns all 250,000 outstanding shares of Series D Preferred Stock, each share of which is convertible into one Common Share. Until these shares are allocated, voting rights are passed through to participants in the ESOP based on relative compensation in the most recent calendar year. After any shares have been allocated, participants vote shares allocated to their respective ESOP accounts, and receive passed through voting rights with respect to unallocated shares based on relative ESOP account balances. Any Shares with respect to which voting instructions are not received are to be voted by the ESOP Committee.

     Except as set forth above, the Company does not know of any person that owns more than 5% of any class of the Company's voting securities.

                                    GENERAL

INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick has been engaged to audit the financial statements for the Company's current fiscal year ending December 31, 1994. KPMG Peat Marwick has been the auditor for the Company and its predecessors since 1958. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

SHAREHOLDERS' PROPOSALS FOR 1995 ANNUAL MEETING

     Any shareholder who may desire to submit a proposal for inclusion in the proxy and proxy statement for the 1995 Annual Meeting of Shareholders scheduled to be held on April 20, 1995, must present such proposal in writing to the Company at 540 Madison Avenue, New York, New York 10022-3299, Attention: Jerrold Gilbert, Secretary, not later than the close of business on November 11, 1994.

OTHER

     Management knows of no other business to be presented to the Annual Meeting of Shareholders, but if any other matters are properly presented to the meeting or any adjournments thereof, the persons named in the proxies will vote upon them in accordance with their best judgment.

     The cost of the solicitation of proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by personal interview, telephone or telegram. The Company reimburses brokerage houses, custodians, nominees and fiduciaries for their expenses in forwarding proxies and proxy material to their principals. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, which firm will, by agreement, receive compensation of $3,000, plus expenses, for these services.

     The Annual Report to Shareholders (which is not a part of the proxy soliciting material) for the fiscal year ended December 31, 1993 accompanies this Notice and Proxy Statement.

     THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. A COPY OF THE REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER SENDING A WRITTEN REQUEST THEREFOR TO JOHN W. TIETJEN, CHIEF FINANCIAL OFFICER, STERLING BANCORP, 540 MADISON AVENUE, NEW YORK, NY 10022-3299.

                                          STERLING BANCORP
Dated:  March 18, 1994

                                                                      SCHEDULE A

COMPENSATION COMMITTEE REPORT

     In our February 18, 1993 report included in the proxy statement for the Company's 1993 annual meeting, we stated that:

          "Recognizing that the Company had not previously had a compensation committee of non-management directors nor adopted compensation policies relating executive compensation to performance or specifying measures of such performance, the Board of Directors, in December 1992, appointed our committee as a Standing Committee of Independent Non-Management Directors and requested us to recommend to the Board (a) the future compensation and other key terms of employment agreements with the chief executive officers of the Company and of Sterling National Bank, Louis J. Cappelli and John C. Millman, and (b) the extent to which future compensation of key executives should be linked to performance and the performance measures which should be considered.

          "Our Committee held six meetings. We selected and retained the firm of Towers Perrin to assist us and, with its help, reviewed the compensation practices of comparable companies as well as the practices followed by the Company in the past. During the course of our deliberations, in which Towers Perrin fully participated, we considered various aspects of compensation and focused upon two components: base salary, and performance based annual bonuses as continuing significant portions of total compensation.

          "Based on these deliberations, the Committee recommended to the Board that (a) With respect to the arrangements with Messrs. Cappelli and Millman, base salaries (1993) should be $245,000 and $185,000, respectively, with maximum performance bonuses of $55,000 and $43,000 to be paid if annual targets were met. With these combinations of base salary and bonus, Messrs. Cappelli and Millman would achieve total cash compensation comparing favorably with that of peer executives only if the Committee recommended performance targets were met and not otherwise. The agreements with Messrs. Cappelli and Millman should also reflect other principal terms, as contained in the forms presented to the February 18, 1993 Board meeting.

          (b) Company policy should be to make a meaningful part of the compensation of executive officers be based on Company performance. While the relative importance of performance measures may vary from year to year in line with corporate business plans and the Committee's judgment, the measures would include, amongst other criteria, earnings, return on assets, return on equity, asset quality, as well as progress in such areas as core deposits."

     In accordance with the above, 1993 targets were set for consolidated earnings, return on assets, return on equity and for the Bank's average core loans and average deposits. Each performance target was set at a level representing meaningful growth over the appropriate base period. As a result of 1993 performance, bonuses of $55,000 and $43,000 respectively, were earned by Messrs. Cappelli and Millman.

Dated: February 17, 1994

                                    Walter Feldesman   Lillian Berkman, Chairman
                                    Maxwell M. Rabb      William C. Warren, Vice
                                    Chairman

                               STERLING BANCORP
                 540 Madison Avenue, New York, NY  10022-3299



                                     (LOGO)



                                    Division
                       ZENITH FINANCIAL SERVICES COMPANY

                                  Subsidiaries


               STERLING NATIONAL BANK & TRUST COMPANY OF NEW YORK

                          STANDARD FACTORS CORPORATION

                      SECURITY INDUSTRIAL LOAN ASSOCIATION

                         STERLING BANKING CORPORATION

                         UNIVERSAL FINANCE CORPORATION

                                STERLING BANCORP

                  540 MADISON AVENUE, NEW YORK, NY 10022-3299



                                    (LOGO)

                                           This Proxy is Solicited on Behalf
                                               of the Board of Directors

                           (LOGO) STERLING BANCORP

                ANNUAL MEETING OF SHAREHOLDERS, APRIL 21, 1994

                                    PROXY

     The undersigned appoints Louis J. Cappelli, John C. Millman and Lillian Berkman, or any one of them, attorneys and proxies with power of substitution, to vote all of the Common Shares and Preferred Shares of Sterling Bancorp standing in the name of the undersigned at the Annual Meeting of Shareholders on April 21, 1994, and all adjournments thereof, hereby revoking any proxy heretofore given.


                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER       /X/ Please mark
IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE,          your votes
THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1.            as this


                   --------------          ----------------
                      COMMON                  PREFERRED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1.

1. ELECTION OF DIRECTORS

Joseph M. Adamko, Charles A. Agemian, Lillian Berkman, Louis J. Cappelli, Walter Feldesman, Allan F. Hershfield, Henry J. Humphreys, John C. Millman, Maxwell M. Rabb, Eugene T. Rossides, Albert Sarnoff, William C. Warren.

                        For all       Withheld for all
                        Nominees          Nominees

                         / /                / /

To withhold authority to vote for any individual nominee(s) write that nominee's name in the space provided.


- -------------------------------------------------------------


2. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE upon such other business as may properly come before the meeting.


Signature(s)                                                        Date
             --------------------------------------------               ----------------

Please mark, date, and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.